Exhibit 99.1

FOR IMMEDIATE RELEASE

ALLIED WORLD REPORTS 6.7% GROWTH IN DILUTED BOOK VALUE PER SHARE WITH STRONG FIRST QUARTER 2012 RESULTS

ZUG, SWITZERLAND, MAY 2, 2012—Allied World Assurance Company Holdings, AG (NYSE: AWH) today reported net income of $218.2 million, or $5.70 per diluted share, for the first quarter of 2012 compared to net income of $8.6 million, or $0.21 per diluted share, for the first quarter of 2011. The company reported operating income of $91.5 million, or $2.39 per diluted share, for the first quarter of 2012, compared to an operating loss of $41.3 million, or $1.02 per diluted share, for the first quarter of 2011.

President and Chief Executive Officer Scott Carmilani commented, “Allied World had a strong first quarter with gross premiums exceeding $680 million for the first time, an increase of over 21%, or $120 million, from the same quarter last year. This is a direct result of the investments we have made in underwriting talent and operating platforms during the last few years. Premiums in our reinsurance segment alone were up $97 million for the quarter, driven by our global marine and specialty unit that was launched in late 2010.”

“The company is operating with significant positive momentum in all aspects of our business. The company generated $218 million of net income for the quarter, benefited significantly from gains across our investment portfolio during the quarter and from solid underwriting results. All in, these results demonstrate our ability to continue to build value for our shareholders. The company’s diluted book value per share increased by a very impressive 6.7% for the quarter, to $85.48 per share.”

Underwriting Results

Gross premiums written were $680.9 million in the first quarter of 2012, a 21.4% increase compared to $560.7 million in the first quarter of 2011. Net premiums written were $588.9 million in the first quarter of 2012, a 22.5% increase compared to $480.9 million in the first quarter of 2011. Net premiums earned in the first quarter of 2012 were $401.9 million, a 20% increase compared to $334.9 million in the first quarter of 2011.

The combined ratio was 85.2% in the first quarter of 2012 compared to 122.6% in the first quarter of 2011. The loss and loss expense ratio was 56.0% in the first quarter of 2012 compared to 90.9% in the first quarter of 2011. During the first quarter of 2012, the company recorded net favorable reserve development on prior loss years of $39.5 million. This favorable reserve development resulted in a benefit of 9.8 percentage points to the company’s loss and loss expense ratio for the quarter. This compares to the first quarter of 2011, when the company recorded net favorable reserve development on prior loss years of $44.3 million, a benefit of 13.2 percentage points to the company’s loss and loss expense ratio for that quarter. Absent these adjustments, the loss and loss expense ratio for the first quarter of 2012 was 65.8% compared to 104.1% for the first quarter of 2011. During the first quarter 2012, the company recorded no catastrophe losses related to 2012 events. The first quarter 2011 loss and loss expense ratio was impacted by $132.2 million of net losses, or 39.5 percentage points, from global catastrophe events during the quarter.

The company’s expense ratio was 29.2% for the first quarter of 2012 compared to 31.7% for the first quarter of 2011.

Investment Results

The total return on the company’s investment portfolio for the three months ended March 31, 2012 was 2.0% compared to 1.0% for the three months ended March 31, 2011. See the table below for the components of our investment returns:

(Expressed in millions of U.S. Dollars)	THREE MONTHS ENDED MARCH 31, 2012	THREE MONTHS ENDED MARCH 31, 2011

Net investment income	$47.2	$50.2
Net realized investment gains	133.6	50.4
Change in unrealized gains	(14.0)	(25.1)

Net investment income, realized gains and unrealized gains	166.8	75.5

Average invested assets	$8,159.2	$7,752.6

Financial statement portfolio return	2.0%	1.0%

Note: investment income, net realized gains / losses and change in unrealized gains / losses are disclosed on a pre-tax basis.

Shareholders’ Equity

As of March 31, 2012, our total shareholders’ equity was $3,245.8 million, compared to $3,149.0 million as of December 31, 2011.

The company’s annualized net income return on average shareholders’ equity for the three months ended March 31, 2012 was 27.4%. The company’s annualized operating return on average shareholders’ equity for the three months ended March 31, 2012 was 11.5%.

As of March 31, 2012, diluted book value per share was $85.48, an increase of 6.7% compared to $80.11 as of December 31, 2011.

Share Repurchase Program

During the first quarter 2012, the company repurchased 1.4 million of its common shares through its share repurchase program in the open market at an average price of $65.01 per share for an aggregate cost of $93.0 million.

Investment Supplement

Allied World will be providing additional information on its investment portfolio as of March 31, 2012. This information will be available at the “Investor Relations” section of the company’s website at www.awac.com.

Financial Supplement

A financial supplement relating to the first quarter of 2012 will be available at the “Investor Relations” section of the company’s website at www.awac.com.

Conference Call

Allied World will host a conference call on Thursday, May 3, 2012 at 9:00 a.m. (Eastern Time) to discuss the results for the first quarter ended March 31, 2012. The public may access a live webcast of the conference call at the “Investor Relations” section of the company’s website at www.awac.com. In addition, the conference call can be accessed by dialing (866) 843-0890 (U.S. and Canada callers) or (412) 317-9250 (international callers) and entering the passcode 7110230 approximately ten minutes prior to the call.

Following the conclusion of the presentation, a replay of the call will be available through Thursday, May 17, 2012 by dialing (877) 344-7529 (U.S. and Canada callers) or (412) 317-0088 (international callers) and entering the passcode 10012062. In addition, the webcast will remain available online through Thursday, May 17, 2012 at www.awac.com.

Non-GAAP Financial Measures

In presenting the company’s results, management has included and discussed in this press release certain non-generally accepted accounting principles (“non-GAAP”) financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the company’s results of operations in a manner that allows for a more complete understanding of the underlying trends in the company’s business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“U.S. GAAP”).

“Operating income” is an internal performance measure used in the management of the company’s operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses, net impairment charges recognized in earnings, net foreign exchange gain or loss and impairment of intangible assets, and other non-recurring items. The company excludes net realized investment gains or losses, net impairment charges recognized in earnings, net foreign exchange gain or loss, and other non-recurring items from the calculation of operating income because these amounts are heavily influenced by and fluctuate in part according to the availability of market opportunities and other factors. The company excludes impairment of intangible assets as these are non-recurring charges. In addition to presenting net income determined in accordance with U.S. GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of the company’s financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.

The company has included “diluted book value per share” because it takes into account the effect of dilutive securities; therefore, the company believes it is an important measure of calculating shareholder returns.

“Annualized net income return on average shareholders’ equity” (“ROAE”) is calculated using average shareholders’ equity, excluding the average after tax unrealized gains (or losses) on investments. Unrealized gains (losses) on investments are primarily the result of interest rate and credit spread movements and the resultant impact on fixed income securities. Such gains (losses) are not related to management actions or operational performance, nor are they likely to be realized. Therefore, the company believes that excluding these unrealized gains (losses) provides a more consistent and useful measurement of operating performance, which supplements U.S. GAAP information. In calculating ROAE, the net income (loss) available to shareholders for the period is multiplied by the number of such periods in a calendar year in order to arrive at annualized net income (loss) available to shareholders. The company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

“Annualized operating return on average shareholders’ equity” is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above) and average shareholders’ equity, excluding the average after tax unrealized gains (losses) on investments. Unrealized gains (losses) are excluded from equity for the reasons outlined in the annualized net income return on average shareholders’ equity explanation above.

Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

About Allied World Assurance Company

Allied World Assurance Company Holdings, AG, through its subsidiaries, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions, offering superior client service through a global network of offices and branches. All of Allied World’s rated insurance and reinsurance subsidiaries are rated A by A.M. Best Company, A by Standard & Poor’s, and A2 by Moody’s, and our Lloyd’s Syndicate 2232 is rated A+ by Standard & Poor’s and Fitch. Please visit www.awac.com for further information on Allied World.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; negative rating agency actions; the adequacy of our loss reserves; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Expressed in thousands of United States dollars, except share and per share amounts)

	Quarter Ended March 31,
	2012	2011

Revenues:
Gross premiums written	$680,929	$560,688
Premiums ceded	(91,976)	(79,817)

Net premiums written	588,953	480,871
Change in unearned premiums	(187,063)	(145,995)

Net premiums earned	401,890	334,876

Net investment income	47,209	50,208
Net realized investment gains	133,581	50,376

Total revenue	582,680	435,460

Expenses:
Net losses and loss expenses	225,202	304,452
Acquisition costs	47,138	38,082
General and administrative expenses	70,366	67,956
Amortization of intangible assets	633	767
Interest expense	13,756	13,742
Foreign exchange gain	(81)	(442)

Total expenses	357,014	424,557

Income before income taxes	225,666	10,903
Income tax expense	7,510	2,283

NET INCOME	$218,156	$8,620

PER SHARE DATA:
Basic earnings per share	$5.86	$0.23
Diluted earnings per share	$5.70	$0.21

Weighted average common shares outstanding	37,205,166	38,199,867
Weighted average common shares and common share equivalents outstanding	38,284,635	40,383,523

Dividends paid per share	$0.375	$—

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Expressed in thousands of United States dollars, except share and per share amounts)

	As of March 31, 2012	As of December 31, 2011
ASSETS:
Fixed maturity investments available for sale, at fair value (amortized cost: 2012: $40,674; 2011: $226,397)	$44,250	$244,016
Fixed maturity investments trading, at fair value (amortized cost: 2012: $6,156,050; 2011: $6,207,991)	6,271,237	6,254,686
Equity securities trading, at fair value (cost: 2012: $424,617; 2011: $356,370)	459,639	367,483
Other invested assets trading, at fair value	522,065	540,409

Total investments	7,297,191	7,406,594
Cash and cash equivalents	1,113,099	716,604
Insurance balances receivable	748,137	652,158
Prepaid reinsurance	214,702	226,721
Reinsurance recoverable	1,056,780	1,002,919
Accrued investment income	33,452	38,263
Net deferred acquisition costs	125,645	100,334
Goodwill	268,376	268,376
Intangible assets	53,264	53,898
Net deferred tax assets	19,171	22,646
Other assets	58,464	53,202

Total assets	$10,988,281	$10,541,715

LIABILITIES:
Reserve for losses and loss expenses	$5,331,418	$5,225,143
Unearned premiums	1,253,454	1,078,412
Reinsurance balances payable	93,262	124,539
Net balances payable on purchases and sales of investments	178,794	36,285
Dividends payable	13,795	14,302
Senior notes	798,014	797,949
Accounts payable and accrued liabilities	73,723	116,063

Total liabilities	7,742,460	7,392,693

SHAREHOLDERS’ EQUITY:

Common shares, 2012: par value CHF 13.69 per share and 2011: par value CHF 14.03 per share (2012 and 2011: 40,003,642 shares issued and 2012: 36,786,067; 2011: 37,742,131 shares outstanding)	543,452	557,153
Additional paid-in capital	48,003	78,225
Treasury shares, at cost (2012: 3,217,575; 2011: 2,261,511)	(201,865)	(136,590)
Retained earnings	2,853,906	2,635,750
Accumulated other comprehensive income	2,325	14,484

Total shareholders’ equity	3,245,821	3,149,022

Total liabilities and shareholders’ equity	$10,988,281	$10,541,715

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONSOLIDATED SEGMENT DATA

(Expressed in thousands of United States dollars, except for ratio information)

Quarter Ended March 31, 2012	U.S. Insurance	International Insurance	Reinsurance	Total

Gross premiums written	$204,211	$113,590	$363,128	$680,929
Net premiums written	153,846	72,609	362,498	588,953
Net premiums earned	153,358	79,871	168,661	401,890
Net losses and loss expenses	(97,704)	(38,100)	(89,398)	(225,202)
Acquisition costs	(19,972)	528	(27,694)	(47,138)
General and administrative expenses	(31,044)	(22,401)	(16,921)	(70,366)

Underwriting income	4,638	19,898	34,648	59,184
Net investment income				47,209
Net realized investment gains				133,581
Amortization of intangible assets				(633)
Interest expense				(13,756)
Foreign exchange gain				81

Income before income taxes				$225,666

GAAP Ratios:
Loss and loss expense ratio	63.7%	47.7%	53.0%	56.0%
Acquisition cost ratio	13.0%	(0.7%)	16.4%	11.7%
General and administrative expense ratio	20.2%	28.0%	10.0%	17.5%

Combined ratio	96.9%	75.0%	79.4%	85.2%

Quarter Ended March 31, 2011	U.S. Insurance	International Insurance	Reinsurance	Total

Gross premiums written	$183,302	$111,325	$266,061	$560,688
Net premiums written	139,902	74,910	266,059	480,871
Net premiums earned	135,481	76,290	123,105	334,876
Net losses and loss expenses	(115,831)	(71,184)	(117,437)	(304,452)
Acquisition costs	(18,102)	1,856	(21,836)	(38,082)
General and administrative expenses	(30,799)	(20,728)	(16,429)	(67,956)

Underwriting loss	(29,251)	(13,766)	(32,597)	(75,614)
Net investment income				50,208
Net realized investment gains				50,376
Amortization of intangible assets				(767)
Interest expense				(13,742)
Foreign exchange gain				442

Income before income taxes				$10,903

GAAP Ratios:
Loss and loss expense ratio	85.5%	93.3%	95.4%	90.9%
Acquisition cost ratio	13.4%	(2.4%)	17.7%	11.4%
General and administrative expense ratio	22.7%	27.2%	13.3%	20.3%

Combined ratio	121.6%	118.1%	126.4%	122.6%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED OPERATING INCOME RECONCILIATION

(Expressed in thousands of United States dollars, except share and per share amounts)

	Quarter Ended March 31,
	2012	2011
Net income	$218,156	$8,620
Add after tax affect of:
Net realized investment gains	(126,570)	(49,526)
Foreign exchange gain	(81)	(442)

Operating income (loss)	$91,505	$(41,348)

Weighted average common shares outstanding:
Basic	37,205,166	38,199,867
Diluted	38,284,635	40,383,523

Basic per share data:
Net income	$5.86	$0.23
Add after tax affect of:
Net realized investment gains	(3.40)	(1.30)
Foreign exchange gain	—	(0.01)

Operating income (loss)	$2.46	$(1.08)

Diluted per share data:
Net income	$5.70	$0.21
Add after tax affect of:
Net realized investment gains	(3.31)	(1.22)
Foreign exchange gain	—	(0.01)

Operating income (loss)	$2.39	$(1.02)

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED DILUTED BOOK VALUE PER SHARE RECONCILIATION

(Expressed in thousands of United States dollars, except share and per share amounts)

	As of March 31, 2012	As of December 31, 2011	As of March 31, 2011
Price per share at period end	$68.67	$62.93	$62.69
Total shareholders’ equity	$3,245,821	$3,149,022	$2,950,953
Basic common shares outstanding	36,786,067	37,742,131	37,899,699
Add: unvested restricted share units	187,623	249,251	475,679
Add: performance based equity awards	524,888	889,939	920,164
Add: employee share purchase plan	—	11,053	—
Add: dilutive options/warrants outstanding	1,429,333	1,525,853	1,674,993
Weighted average exercise price per share	$45.98	$45.72	$45.47
Deduct: options bought back via treasury method	(957,064)	(1,108,615)	(1,215,020)

Common shares and common share equivalents outstanding	37,970,847	39,309,612	39,755,515

Basic book value per common share	$88.24	$83.44	$77.86
Diluted book value per common share	$85.48	$80.11	$74.23

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED ANNUALIZED RETURN ON SHAREHOLDERS’ EQUITY RECONCILIATION

(Expressed in thousands of United States dollars, except for percentage information)

	Quarter Ended March 31,
	2012	2011

Opening shareholders’ equity	$3,149,022	$3,075,820
Deduct: accumulated other comprehensive income	(14,484)	(57,135)

Adjusted opening shareholders’ equity	3,134,538	3,018,685

Closing shareholders’ equity	$3,245,821	$2,950,953
Deduct: accumulated other comprehensive income	(2,325)	(32,963)

Adjusted closing shareholders’ equity	3,243,496	2,917,990

Average shareholders’ equity	$3,189,017	$2,968,338

Net income available to shareholders	$218,156	$8,620
Annualized net income available to shareholders	872,624	34,480
Annualized return on average shareholders’ equity - net income available to shareholders	27.4%	1.2%

Operating income (loss) available to shareholders	$91,505	$(41,348)
Annualized operating income (loss) available to shareholders	366,020	(165,392)
Annualized return on average shareholders’ equity - operating income (loss) available to shareholders	11.5%	(5.6%)

Source: Allied World Assurance Company Holdings, AG

Media:

Noelle Campbell

Marketing & Communications

+1-646-794-0544

noelle.campbell@awac.com

Investors:

Keith J. Lennox

Investor Relations Officer

+1-646-794-0750

keith.lennox@awac.com

Website: www.awac.com